FOR IMMEDIATE RELEASE

Q2 Appoints Jonathan Price as Chief Financial Officer
Price to help Q2 advance its profitable growth strategy

AUSTIN, Texas (September 23, 2024)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for financial services, today announced the appointment of Jonathan A. Price as its Chief Financial Officer to be effective November 2024.

Price brings nearly 20 years of experience in corporate finance and operating leadership roles across investment banking, corporate strategy and the technology and financial services software industries. Price has significant leadership experience at Q2, currently serving as Executive Vice President, Strategy & Emerging Businesses, where he has been instrumental in guiding and shaping Q2’s strategic initiatives with a view to creating long-term value while delivering on the company’s mission. Since joining Q2 in February 2018, Price has also led Q2’s corporate development strategy and taken on increasing roles of responsibility, including leading the business development function since January 2019, and overseeing the company’s emerging businesses operations, including Helix, Q2 Innovation Studio and Alt-FI lending, since September 2020, with a focus on accelerating innovation and growth across the company.

“Jonathan’s contributions to Q2 over the past six years have been critical to our strategy and success and he is ideally suited to help guide Q2 as CFO in its next phase of growth” said Q2 CEO Matt Flake. “I look forward to continuing to work closely with Jonathan to leverage his corporate finance background, operational experience and strategic mindset as we continue to execute against our profitable growth plan and drive long-term shareholder value.”

“I’m extremely honored and humbled by the opportunity to lead such a critical function for Q2,” Price said. “During my time at Q2, I have been privileged to work with incredibly talented, passionate and driven teams across the company. I look forward to helping shape the next phase of our growth and capitalizing on the tremendous opportunities ahead of us.”

Price will succeed David Mehok who will be departing Q2 to spend more time with family. Mehok will remain as Q2’s Chief Financial Officer through the filing of its Quarterly Report on Form 10-Q to facilitate a smooth transition.

“David’s many contributions to Q2 over the past four years helped shape the company we are today and were integral to our profitable growth achievements,” Flake said. “On behalf of Q2, I thank him for his leadership and wish him great success in his future endeavors.”

Responsibility of the company’s emerging businesses operations will now be transitioned to Kirk Coleman, Q2’s President.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institutions and fintech companies to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: Price’s experience, qualities and abilities; Q2’s profitable growth strategy and related success and future advancements thereof; Q2’s next phase of growth; our ability to drive long-term stockholder value; and, opportunities ahead of us and our ability to capitalize on them. The forward-looking statements contained in this press release are based upon our historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) global macroeconomic uncertainties and challenges in the financial services industry and credit markets, including as a result of recent bank failures, inflation, higher interest rates and any potential additional monetary policy measures and their potential impacts on Q2's prospects' and customers' operations, the timing of prospect and customer implementations and purchasing decisions, Q2's business sales cycles and on account holder or end user, or End User, usage of Q2's solutions; (b) the risk of increased or new competition in Q2's existing markets and as Q2 enters new markets or new segments of existing markets, or as Q2 offers new solutions; (c) the risks associated with the development of Q2's solutions and changes to the market for Q2's solutions compared to Q2's expectations; (d) quarterly fluctuations in Q2's operating results relative to Q2's expectations and guidance and the accuracy of Q2's forecasts; (e) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth, particularly in light of recent macroeconomic challenges, including increased competition for talent, employee turnover, labor shortages and wage inflation; (f) the risks associated with Q2's transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of Q2's control; (g) the risks associated with effectively managing Q2's business and cost structure in an uncertain macroeconomic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (h) the risks associated with geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure, and political uncertainty or discord, including related to the 2024 U.S. presidential election; (i) the risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn or challenges in the financial services industry on Q2's customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and Q2's arrangements with them, which represent a newer market opportunity for Q2, a more complex revenue model for Q2 and which may be more vulnerable to an economic downturn than Q2's financial institution customers; (j) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (k) the risk that errors, interruptions or delays in Q2's solutions or Web hosting negatively impacts Q2's business and sales; (l) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within Q2's products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2's business and reputation and Q2's ability to sell Q2's solutions; (m) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence, or AI, with the technical and regulatory specifications and functionality required by Q2's customers and relevant governmental authorities; (n) regulatory risks, including risks related to evolving regulation of AI and machine learning and the receipt, collection, storage, processing and transfer of data; (o) the risks associated with Q2's sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of Q2's sales cycle; (p) the risks inherent in third-party technology and implementation partnerships that could cause harm to Q2's business; (q) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (r) the general risks associated with the complexity of Q2's customer arrangements and Q2's solutions; (s) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (t) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (u) the risks associated with further consolidation in the financial services industry; (v) the risks associated with selling Q2's solutions internationally and with the continued expansion of Q2's international operations; and (w) the risk that Q2's debt repayment obligations may adversely affect Q2's financial condition and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com